AMENDMENT NO. 23
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This amendment dated as of May 2, 2011, amends the Master Investment Advisory Agreement (the “Agreement”), dated May 1, 2000, between AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Agreement to permanently reduce the advisory fee payable by the Invesco Van Kampen V.I. Capital Growth Fund and Invesco V.I. Capital Development Fund effective May 2, 2011;
     NOW, THEREFORE, the parties agree that:
1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Effective Date of
Name of Fund	Advisory Agreement
Invesco V.I. Balanced-Risk Allocation Fund	January 7, 2011
Invesco V.I. Basic Balanced Fund	May 1, 2000
Invesco V.I. Basic Value Fund	September 10, 2001
Invesco V.I. Capital Appreciation Fund	May 1, 2000
Invesco V.I. Capital Development Fund	May 1, 2000
Invesco V.I. Core Equity Fund	May 1, 2000
Invesco V.I. Diversified Income Fund	May 1, 2000
Invesco V.I. Dynamics Fund	April 30, 2004
Invesco V.I. Financial Services Fund	April 30, 2004
Invesco V.I. Global Health Care Fund	April 30, 2004
Invesco V.I. Global Multi-Asset Fund	October 22, 2008
Invesco V.I. Global Real Estate Fund	April 30, 2004
Invesco V.I. Government Securities Fund	May 1, 2000
Invesco V.I. High Yield Fund	May 1, 2000
Invesco V.I. International Growth Fund	May 1, 2000
Invesco V.I. Large Cap Growth Fund	September 1, 2003
Invesco V.I. Leisure Fund	April 30, 2004
Invesco V.I. Mid Cap Core Equity Fund	September 10, 2001
Invesco V.I. Money Market Fund	May 1, 2000
Invesco V.I. Small Cap Equity Fund	September 1, 2003
Invesco V.I. Technology Fund	April 30, 2004
Invesco V.I. Utilities Fund	April 30, 2004
Invesco V.I. Dividend Growth Fund	February 12, 2010
Invesco V.I. Global Dividend Growth Fund	February 12, 2010
Invesco V.I. High Yield Securities Fund	February 12, 2010

Effective Date of
Name of Fund	Advisory Agreement
Invesco V.I. Income Builder Fund	February 12, 2010
Invesco V.I. S&P 500 Index Fund	February 12, 2010
Invesco V.I. Select Dimensions Balanced Fund	February 12, 2010
Invesco V.I. Select Dimensions Dividend Growth Fund	February 12, 2010
Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund	February 12, 2010
Invesco Van Kampen V.I. Capital Growth Fund	February 12, 2010
Invesco Van Kampen V.I. Comstock Fund	February 12, 2010
Invesco Van Kampen V.I. Equity and Income Fund	February 12, 2010
Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund	February 12, 2010
Invesco Van Kampen V.I. Global Value Equity Fund	February 12, 2010
Invesco Van Kampen V.I. Government Fund	February 12, 2010
Invesco Van Kampen V.I. Growth and Income Fund	February 12, 2010
Invesco Van Kampen V.I. High Yield Fund	February 12, 2010
Invesco Van Kampen V.I. International Growth Equity Fund	February 12, 2010
Invesco Van Kampen V.I. Mid Cap Growth Fund	February 12, 2010
Invesco Van Kampen V.I. Mid Cap Value Fund	February 12, 2010
Invesco Van Kampen V.I. Value Fund	February 12, 2010”
APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
Invesco V.I. Balanced-Risk Allocation Fund

Net Assets	Annual Rate*
First $250 million	0.95%
Next $250 million	0.925%
Next $500 million	0.90%
Next $1.5 billion	0.875%
Next $2.5 billion	0.85%
Next $2.5 billion	0.825%
Next $2.5 billion	0.80%
Over $10 billion	0.775%

*	To the extent Invesco V.I. Balanced-Risk Allocation Fund invests its assets in Invesco Cayman Commodity Fund IV Ltd., a direct wholly-owned subsidiary of Invesco V.I. Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco V.I. Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund IV Ltd.

Invesco V.I. Basic Balanced Fund

Net Assets	Annual Rate
First $150 million	0.75%
Over $150 million	0.50%
Invesco V.I. Basic Value Fund
Invesco V.I. Large Cap Growth Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $1.5 billion	0.62%
Next $2.5 billion	0.595%
Next $2.5 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%
Invesco V.I. Capital Appreciation Fund
Invesco V.I. Core Equity Fund

Net Assets	Annual Rate
First $250 million	0.65%
Over $250 million	0.60%
Invesco V.I. Capital Development Fund

Net Assets	Annual Rate
First $250 million	0.745%
Next $100 million	0.73%
Over $350 million	0.625%
Invesco V.I. Diversified Income Fund

Net Assets	Annual Rate
First $250 million	0.60%
Over $250 million	0.55%
Invesco V.I. Dynamics Fund
Invesco V.I. Small Cap Equity Fund

Net Assets	Annual Rate
First $250 million	0.745%
Next $250 million	0.73%
Next $500 million	0.715%
Next $1.5 billion	0.70%
Next $2.5 billion	0.685%
Next $2.5 billion	0.67%
Next $2.5 billion	0.655%
Over $10 billion	0.64%

Invesco V.I. Financial Services Fund
Invesco V.I. Global Health Care Fund
Invesco V.I. Global Real Estate Fund
Invesco V.I. Leisure Fund
Invesco V.I. Technology Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Over $10 billion	0.68%
Invesco V.I. Government Securities Fund

Net Assets	Annual Rate
First $250 million	0.50%
Over $250 million	0.45%
Invesco V.I. High Yield Fund

Net Assets	Annual Rate
First $200 million	0.625%
Next $300 million	0.55%
Next $500 million	0.50%
Over $1 billion	0.45%
Invesco V.I. International Growth Fund

Net Assets	Annual Rate
First $250 million	0.75%
Over $250 million	0.70%
Invesco V.I. Mid Cap Core Equity Fund

Net Assets	Annual Rate
First $500 million	0.725%
Next $500 million	0.700%
Next $500 million	0.675%
Over $1.5 billion	0.65%
Invesco V.I. Money Market Fund

Net Assets	Annual Rate
First $250 million	0.40%
Over $250 million	0.35%

Invesco V.I. Global Multi-Asset Fund

Net Assets	Annual Rate
First $250 million	0.67%
Next $250 million	0.655%
Next $500 million	0.64%
Next $1.5 billion	0.625%
Next $2.5 billion	0.61%
Next $2.5 billion	0.595%
Next $2.5 billion	0.58%
Over $10 billion	0.565%
Invesco V.I. Utilities Fund

Net Assets	Annual Rate
All Assets	0.60%
Invesco V.I. Dividend Growth Fund
Invesco V.I. Select Dimensions Dividend Growth Fund

Net Assets	Annual Rate
First $250 million	0.545%
Next $750 million	0.42%
Next $1 billion	0.395%
Over $2 billion	0.37%
Invesco V.I. Global Dividend Growth Fund
Invesco Van Kampen V.I. Global Value Equity Fund

Net Assets	Annual Rate
First $1 billion	0.67%
Next $500 million	0.645%
Next $1 billion	0.62%
Next $1 billion	0.595%
Next $1 billion	0.57%
Over $4.5 billion	0.545%
Invesco V.I. High Yield Securities Fund
Invesco Van Kampen V.I. High Yield Fund

Net Assets	Annual Rate
First $500 million	0.42%
Next $250 million	0.345%
Next $250 million	0.295%
Next $1 billion	0.27%
Next $1 billion	0.245%
Over $3 billion	0.22%
Invesco V.I. Income Builder Fund

Net Assets	Annual Rate
First $500 million	0.67%
Over $500 million	0.645%

Invesco V.I. S&P 500 Index Fund
Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund

Net Assets	Annual Rate
First $2 billion	0.12%
Over $2 billion	0.10%
Invesco V.I. Select Dimensions Balanced Fund

Net Assets	Annual Rate
First $500 million	0.52%
Over $500 million	0.495%
Invesco Van Kampen V.I. Capital Growth Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $500 billion	0.62%
Next $3.45 billion	0.60%
Next $250 million	0.595%
Next $2.25 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%
Invesco Van Kampen V.I. Comstock Fund
Invesco Van Kampen V.I. Growth and Income Fund

Net Assets	Annual Rate
First $500 million	0.60%
Over $500 million	0.55%
Invesco Van Kampen V.I. Equity and Income Fund

Net Assets	Annual Rate
First $150 million	0.50%
Next $100 million	0.45%
Next $100 million	0.40%
Over $350 million	0.35%
Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund

Net Assets	Annual Rate
First $750 million	0.75%
Next $750 million	0.70%
Over $1.5 billion	0.65%
Invesco Van Kampen V.I. Government Fund

Net Assets	Annual Rate
First $500 million	0.50%
Next $500 million	0.45%
Over $1 billion	0.40%

Invesco Van Kampen V.I. International Growth Equity Fund

Net Assets	Annual Rate
First $1 billion	0.75%
Over $1 billion	0.70%
Invesco Van Kampen V.I. Mid Cap Growth Fund

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.70%
Over $1 billion	0.65%
Invesco Van Kampen V.I. Mid Cap Value Fund

Net Assets	Annual Rate
First $1 billion	0.72%
Over $1 billion	0.65%
Invesco Van Kampen V.I. Value Fund

Net Assets	Annual Rate
First $500 million	0.55%
Next $500 million	0.50%
Over $1 billion	0.45%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.
AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)
INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)